EXHIBIT (d)(2)








                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                           THREE CITIES FUND II, L.P.,

                         THREE CITIES OFFSHORE II C. V.,

                              LF ACQUISITION, LLC,

                                  LF MERGER CO.


                                       AND


                          THE LESLIE FAY COMPANY, INC.





                           DATED AS OF APRIL 27, 2001



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                                TABLE OF CONTENTS

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                                                                                              PAGE
                                                                                              ----
ARTICLE I THE MERGER ............................................................................2

     Section 1.1      The Merger.................................................................2
     Section 1.2      Closing....................................................................2
     Section 1.3      Effective Time.............................................................2
     Section 1.4      Effects of the Merger......................................................2
     Section 1.5      Certificate of Incorporation and By-laws of the
                      Surviving Corporation......................................................2
     Section 1.6      Officers and Directors of the Surviving Corporation........................3

ARTICLE II EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.................3

     Section 2.1      Company Common Stock.......................................................3
     Section 2.2      Merger Sub Shares..........................................................4
     Section 2.3      Exchange of Certificates...................................................4
     Section 2.4      Dissenting Shares..........................................................6
     Section 2.5      Stock Options..............................................................6
     Section 2.6      Lost, Stolen or Destroyed Certificates.....................................6
     Section 2.7      Adjustments to Prevent Dilution............................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................7

     Section 3.1      Organization and Qualification; Subsidiaries...............................7
     Section 3.2      Certificate of Incorporation and By-Laws...................................7
     Section 3.3      Capitalization.............................................................7
     Section 3.4      Authority..................................................................8
     Section 3.5      No Conflict................................................................9
     Section 3.6      Required Filings and Consents..............................................9
     Section 3.7      Permits; Compliance with Law...............................................9
     Section 3.8      SEC Filings; Financial Statements.........................................10
     Section 3.9      Absence of Certain Changes or Events......................................11
     Section 3.10     Litigation................................................................11
     Section 3.11     Environmental Matters.....................................................11
     Section 3.12     Contracts.................................................................11
     Section 3.13     Taxes.  ..................................................................11
     Section 3.14     Brokers...................................................................12
     Section 3.15     Certain Statutes..........................................................12
     Section 3.16     Information...............................................................12
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                                       i
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
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYERS, PARENT AND MERGER SUB......................12

     Section 4.1      Organization..............................................................12
     Section 4.2      Certificate of Incorporation and By-Laws..................................12
     Section 4.3      Capitalization of Merger Sub..............................................13
     Section 4.4      Authority.................................................................13
     Section 4.5      No Conflict...............................................................13
     Section 4.6      Required Filings and Consents.............................................13
     Section 4.7      Brokers...................................................................14
     Section 4.8      Information...............................................................14
     Section 4.9      Interim Operations of Merger Sub..........................................14
     Section 4.10     Financing.................................................................14

ARTICLE V COVENANTS ............................................................................14

     Section 5.1      Conduct of Business of the Company........................................14
     Section 5.2      Certain Interim Operations................................................15
     Section 5.3      Other Actions.............................................................15
     Section 5.4      Notification of Certain Matters...........................................15
     Section 5.5      Proxy Statement...........................................................15
     Section 5.6      Stockholders' Meeting.....................................................17
     Section 5.7      Access to Information.....................................................17
     Section 5.8      No Solicitation...........................................................17
     Section 5.9      Directors' and Officers' Indemnification..................................19
     Section 5.10     Consents; Filings; Further Action.........................................19
     Section 5.11     Public Announcements......................................................20
     Section 5.12     Expenses..................................................................20
     Section 5.13     Takeover Statutes.........................................................20

ARTICLE VI CONDITIONS ..........................................................................20

     Section 6.1      Conditions to Each Party's Obligation to Effect the
                      Merger....................................................................20
     Section 6.2      Conditions to Obligation of Buyers, Parent and the
                      Merger Sub................................................................21
     Section 6.3      Conditions to Obligation of the Company...................................21

ARTICLE VII TERMINATION.........................................................................22

     Section 7.1      Termination...............................................................22
     Section 7.2      Effect of Termination.....................................................23

ARTICLE VIII MISCELLANEOUS......................................................................23

     Section 8.1      Defined Terms.............................................................23
     Section 8.2      Non-Survival of Representations and Warranties............................25
     Section 8.3      VENUE; WAIVER OF JURY TRIAL...............................................26
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                                       ii
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     Section 8.4      Notices...................................................................27
     Section 8.5      Entire Agreement..........................................................28
     Section 8.6      No Third-Party Beneficiaries..............................................28
     Section 8.7      Obligations of Buyers and of the Company..................................28
     Section 8.8      Counterparts..............................................................28
     Section 8.9      Interpretation............................................................28
     Section 8.10     Assignment................................................................28
     Section 8.11     Specific Performance......................................................29
     Section 8.12     Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies..................................................29
     Section 8.13     Usage.....................................................................29
     Section 8.14     Headings..................................................................29
     Section 8.15     Further Assurances........................................................29

                             INDEX OF DEFINED TERMS

                                                                      Page
                                                                      ----

Agreement...............................................................1
Blue Sky Laws...........................................................9
Buyers..................................................................1
Certificate of Merger...................................................2
Charter Documents.......................................................7
Closing.................................................................2
Closing Date............................................................2
Code....................................................................5
Common Shares...........................................................1
Company.................................................................1
Company Disclosure Letter...............................................8
Company Option Plans....................................................6
Company Permits.........................................................9
Company Preferred Stock.................................................7
Company SEC Reports....................................................10
Company Stock Option....................................................6
Company Stockholders Meeting...........................................15
Company Subsidiaries....................................................7
Consideration Certificates..............................................4
D&O Insurance..........................................................19
Delaware State Secretary................................................2
DGCL....................................................................1
Dissenting Shares.......................................................6
Dissenting Stockholder..................................................6
Effective Time..........................................................2
Exchange Agent..........................................................4
Financial Advisor......................................................12
Form 10-K...............................................................7
Indemnified Parties....................................................19
Merger..................................................................1
Merger Consideration....................................................1
Merger Convertible Shares...............................................3
Merger Sub..............................................................1
Merger Sub Charter Documents...........................................12
Merger Sub Common Stock.................................................4
Original Agreement......................................................2
Parent..................................................................1
Parent Charter Documents...............................................12
Proxy Statement........................................................15
Representatives........................................................17
Requisite Company Vote..................................................8
Securities Act..........................................................9
Special Committee.......................................................1


                                       i
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                                                                      Page
                                                                      ----

Surviving Corporation...................................................1
Surviving Corporation Common Shares.....................................1
Takeover Proposal......................................................17
TCF II..................................................................1
TCO.....................................................................1
Treasury Shares.........................................................3

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                -------------------------------------------------


                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, is made and entered into as of this ____ day of April, 2001 (the "AGREEMENT"), by and among THREE CITIES FUND II, L.P., a Delaware limited partnership ("TCF II"), THREE CITIES OFFSHORE II C.V., a Netherlands Antilles limited partnership ("TCO" and, together with TCF II, "BUYERS"), LF ACQUISITION, LLC, a Delaware limited liability company organized by Buyers and formerly known as LF Acquisition Co. ("PARENT"), LF MERGER CO., a Delaware corporation owned by Parent ("MERGER SUB"), and THE LESLIE FAY COMPANY, INC., a Delaware corporation (the "COMPANY").

                  WHEREAS, Buyers, Parent and the Company desire that Merger Sub merge with and into the Company (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") with the result that the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate existence of Merger Sub shall cease;

                  WHEREAS, Buyers, Parent and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), each issued and outstanding share of common stock, par value $.01 per share, of the Company (collectively, the "COMMON SHARES"), other than Parent-Owned Shares, Treasury Shares and Dissenting Shares (each as hereinafter defined) be converted into the right to receive $5.00 per Common Share in cash (the "MERGER CONSIDERATION"), upon the terms and subject to the conditions provided for herein;

                  WHEREAS, Buyers, Parent and the Company desire that upon the Merger, at the Effective Time, each issued and outstanding share of capital stock of Merger Sub be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation (collectively, the "SURVIVING CORPORATION COMMON SHARES");

                  WHEREAS, a Special Committee (the "SPECIAL COMMITTEE") of the Board of Directors of the Company (composed entirely of directors who have no direct or indirect interest in the transactions contemplated hereby) and the respective Boards of Directors of the Company, Parent and Merger Sub have each approved this Agreement and declared it to be advisable;

                  WHEREAS, Buyers own 3,269,966 Common Shares in the aggregate which, together with an aggregate of 609,556 Common Shares owned by management of the Company, 8,000 Common Shares owned by certain affiliates of Buyers and 442,408 Common Shares owned by Constable Asset Management, Ltd., will be exchanged for an equal number of limited liability company interests of Parent immediately prior to the Effective Time; and

                  WHEREAS, Buyers, Parent, Merger Sub and the Company have previously entered into an Agreement and Plan of Merger, dated March 26, 2001 (the "ORIGINAL AGREEMENT") and the parties desire to amend and restate the Original Agreement to provide that Common Shares held by Parent or Merger Sub shall remain outstanding Surviving Corporation Common Shares and not be cancelled in the Merger;

                  NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation.

                  Section 1.2 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place as soon as practicable, but in no event later than the second business day (the "CLOSING DATE") following satisfaction or waiver of all of the conditions set forth in Article VI, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York or at such other place and time and/or other date as agreed to in writing by the parties hereto.

                  Section 1.3 EFFECTIVE TIME. At the Closing Date (or on such other date as the parties hereto agree may agree), the Company will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") and all other filings required by Delaware law in connection with the Merger to be executed in accordance with the relevant provisions of the DGCL, and delivered for filing with the Secretary of State of the State of Delaware (the "DELAWARE STATE SECRETARY"). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware State Secretary or at such later time as Buyers and the Company shall agree and as is specified in the Certificate of Merger (the "EFFECTIVE TIME").

                  Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

                  Section 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. Pursuant to the Merger, the Certificate of Incorporation of the Surviving

Corporation shall be the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law, except that as of the Effective Time,
Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is The Leslie Fay Company, Inc." The By-laws of the Surviving Corporation shall be the By-laws of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

                  Section 1.6     OFFICERS AND DIRECTORS OF THE SURVIVING
                                  CORPORATION.

                          (a)     The directors of the Merger Sub immediately
prior to the Effective Time will be the directors of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.

                          (b)     The officers of the Company immediately prior
to the Effective Time will be the officers of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.


                                   ARTICLE II

                         EFFECT OF MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

                  Section 2.1 COMPANY COMMON STOCK. Except as otherwise provided in Section 2.4 with respect to Common Shares as to which appraisal rights have been exercised, at the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time:

                          (a)     in the case of Common Shares owned by the
Company as treasury shares ("TREASURY SHARES") immediately prior to the Effective Time, each shall, by virtue of the Merger and without any action on the part of the holder of any such Common Shares, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist;

                          (b)     in the case of Common Shares other than
Treasury Shares, Parent-Owned Shares and Dissenting Shares (as each such term is defined above and below), each shall, by virtue of the Merger and without any action on the part of the holder of any such Common Shares, be converted into and become a right to receive the Merger Consideration in cash, without interest, and when so converted, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Common Shares (the "MERGER CONVERTIBLE SHARES") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration allocable to the shares formerly represented by such certificate upon surrender of such certificate in accordance with Section 2.3; and

                          (c)     in the case of Common Shares owned by the
Parent or Merger Sub immediately prior to the Effective Time ("Parent Owned Shares") each shall remain outstanding as a Surviving Corporation Common Share.

                  Section 2.2 MERGER SUB SHARES. At the Effective Time, each of the shares of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one (1) Surviving Corporation Common Share.

                  Section 2.3     EXCHANGE OF CERTIFICATES.

                          (a)     EXCHANGE AGENT. Prior to the Effective Time,
the Company shall authorize an exchange agent satisfactory to Buyers to act as Exchange Agent hereunder (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Common Shares for the Merger Consideration. Prior to the Effective Time, Parent shall deposit the aggregate Merger Consideration into an interest-bearing account under the control of the Exchange Agent, and shall cause disbursements to be made from such account from time to time in respect of payments of the Merger Consideration. For purposes of determining the Merger Consideration to be so deposited, Parent shall assume that no holder of Common Shares will perfect its right to appraisal of its Common Shares.

                          (b)     EXCHANGE PROCEDURES. Promptly after the
Effective Time, the Exchange Agent shall mail to each holder of record of Merger Convertible Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing such Merger Convertible Shares (the "CONSIDERATION CERTIFICATES") shall pass, only upon delivery of the Consideration Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Consideration Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of one or more Consideration Certificates, together with a properly completed and duly executed letter of transmittal, and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to the amount of cash into which the number of Merger Convertible Shares represented by such Consideration Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Consideration Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Common Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration allocable to the Common Shares represented by such certificate or certificates. If any Merger Consideration is to be remitted to a name other than that in which the Consideration Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Consideration Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Company, or its transfer agent, any transfer or other taxes required by reason of the payment of the Merger Consideration to a name other than that of the registered holder of the Consideration Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each certificate for Common Shares (with the exception of Dissenting Shares, Parent-Owned Shares and Treasury Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration allocable to the shares represented by such certificate as contemplated by
Section 2.1(b). No interest will be paid or will accrue on any amount payable as Merger Consideration.

                          (c)     NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY
STOCK. The Merger Consideration paid upon the surrender for exchange of Consideration Certificates in accordance with the terms of this Section 2.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares formerly represented by such certificates.

                          (d)     UNDISTRIBUTED MERGER CONSIDERATION. Any
portion of the Merger Consideration (including any interest and other income received in respect of all such funds) which remains undistributed to the holders of the certificates formerly representing Common Shares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand and to the extent demand has been made, and any holders of Common Shares prior to the Merger who have not theretofore complied with this Section 2.3 shall thereafter look only to the Surviving Corporation, and only as general creditors thereof, for payment of their claim for Merger Consideration to which such holders may be entitled.

                          (d)     NO LIABILITY. No party to this Agreement shall
be liable to any Person in respect of any amount from the funds deposited pursuant to this Article II delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                          (f)     WITHHOLDING RIGHTS. The Company shall be
entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which such deduction and withholding was made by the Company.

                  Section 2.4 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Common Shares issued and outstanding immediately prior to the Effective Time held by any Person who has the right to demand, and who properly demands (a "DISSENTING STOCKHOLDER"), an appraisal of such shares ("DISSENTING SHARES"), in accordance with Section 262 of the DGCL (or any successor provision) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, upon or after the Effective Time, such holder fails to perfect, withdraws or otherwise loses any such right to appraisal and payment under the DGCL, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each such share of such holder shall cease to be Dissenting Shares and shall be converted into and represent the right to receive Merger Consideration, in accordance with Section 2.1(b). The Company shall provide Merger Sub (i) prompt notice of any written demand for appraisal or payment of the fair value of any Common Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by or on behalf of the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

                  Section 2.5     STOCK OPTIONS.

                          (a)     Pursuant to the Merger, at the Effective Time,
the Company shall assign to, and Parent shall assume: (i) the 1997 Management Stock Option Plan and (ii) the 1997 Non-Employee Director Stock Option and Stock Incentive Plan (collectively, the "COMPANY OPTION PLANS").

                          (b)     Each outstanding option to purchase Common
Shares (a "COMPANY STOCK OPTION"), whether or not vested, will be assumed by Parent and shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option (including, without limitation, as to vesting and expiration), the same number of limited liability company interests as the number of Common Shares such Company Stock Option entitled the holder thereof to purchase as set forth in
Schedule 3.3(c) of the Company Disclosure Letter (as defined below).

                          (c)     Prior to the Effective Time, the Company shall
use its best efforts to (i) obtain any consents from holders of the Company Stock Options and (ii) make any amendments to the terms of the Company Stock Option Plans and any options granted thereunder that are necessary or appropriate to give effect to the transactions contemplated by this Section 2.5.

                  Section 2.6 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by the Company as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration in respect of that certificate payable under this Article II, without interest.

                  Section 2.7 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the numbers of Common Shares set forth herein, and the Merger Consideration, shall be equitably adjusted to eliminate the effects of that event.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyers, Parent and Merger Sub that, except as set forth in the Company SEC Reports (as defined in Section 3.8) that are publicly available prior to the date of this Agreement:

                  Section 3.1     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                          (a)     Each of the Company and each subsidiary of the
Company (collectively, the "COMPANY Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  Section 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Copies of the Company's Amended and Restated Certificate of Incorporation and By-laws, each as amended through the date of this Agreement (collectively, the "CHARTER DOCUMENTS") that are listed as exhibits in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 ("FORM 10-K") are complete and correct copies of those documents. The Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

                  Section 3.3     CAPITALIZATION.

                          (a)     The authorized capital stock of the Company
consists of (i) 20,000,000 Common Shares and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 5,919,452 Common Shares are issued and outstanding, all of which were duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 1,817,100 Common Shares are held in the treasury of the Company and (iii) no shares of Company Preferred Stock are issued and outstanding.

                          (b)     Other than in connection with this Agreement,
there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Common Shares or any capital stock of any Company Subsidiary.

                          (c)     As of the date hereof, an aggregate of 588,060
Company Stock Options are outstanding under the Company Option Plans. Except (i) for such Company Stock Options and (ii) under agreements or arrangements set forth in Schedule 3.3(c) of the Company Disclosure Letter, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Schedule 3.3(c) of the letter from the Company, dated the date hereof, addressed to Buyers and Merger Sub (the "COMPANY DISCLOSURE LETTER") sets forth, as of the date of this Agreement, (x) the Persons to whom Company Stock Options have been granted, (y) the exercise price for the Company Stock Options held by each such Person and (z) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest.

                  Section 3.4     AUTHORITY.

                          (a)     The Company has all necessary corporate power
and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than the adoption of this Agreement by a vote of (i) at least 66 2/3% of the outstanding Common Shares, and (ii) at least 50% of the outstanding Common Shares voting on the matter not owned directly or indirectly by Buyers or any affiliate of Buyers (the "REQUISITE COMPANY VOTE"). This Agreement (assuming receipt of the Requisite Company Vote) has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                          (b)     The Board of Directors (i) has unanimously
adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement, and (ii) has declared that the Merger is advisable and subject to Section 5.8(b), will recommend that the stockholders vote in favor of this Agreement.

                  Section 3.5     NO CONFLICT.

                          (a)     Assuming that the Requisite Company Vote is
obtained, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                                  (i) conflict with or violate any provision of
         any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                                  (ii) assuming that all consents, approvals,
         authorizations and other actions described in Section 3.5(b) have been obtained and all filings described in Section 3.6 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected except for lack of consents, approvals, authorizations and other actions which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect; or

                          (b)     result in any breach of or constitute a
default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any Contract to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable filings required pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities or "blue sky" laws ("BLUE SKY LAWS"), if any, (ii) the filing of the Certificate of Merger as required by the DGCL and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.7 PERMITS; COMPLIANCE WITH LAW. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS") (but not including, however,

Company Permits relating to compliance with Safety and Environmental Laws (as defined herein), which are addressed in Section 3.11), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law (but not including, however, any Safety and Environmental Laws, which is addressed in Section 3.11) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.8     SEC FILINGS; FINANCIAL STATEMENTS.

                          (a)     The Company has filed all forms, reports,
statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since June 4, 1997 (collectively, including any such documents filed subsequent to the date of this Agreement, the "COMPANY SEC REPORTS") and the Company has made available to Buyers, Parent and Merger Sub all of the Company SEC Reports filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                          (b)     Each of the consolidated balance sheets
included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules), fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly or other interim statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                  Section 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 30, 2000, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since February 28, 2001, there has not been any Company Material Adverse Effect.

                  Section 3.10 LITIGATION. There are no claims pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity, which if adversely determined, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree, which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect. The foregoing representation shall not apply to any claims disclosed in the Company SEC Reports filed prior to the date of this Agreement.

                  Section 3.11 ENVIRONMENTAL MATTERS. Except as has not had or could not reasonably be expected to have a Company Material Adverse Effect,
(i) each of the Company and Company Subsidiaries is and has been in material compliance with all applicable Safety and Environmental Laws and (ii) there is no Environmental Claim (as defined herein) pending or threatened against either of the Company or Company Subsidiaries and there is no civil, criminal or administrative judgment or notice of violation against either of the Company and Company Subsidiaries pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment (as defined herein) or health and safety.

                  Section 3.12 CONTRACTS. Neither the Company nor any Company Subsidiary is, or, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any Contract, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.13 TAXES. Except to the extent that failure to do so, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except for deficiencies which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                  Section 3.14     BROKERS. Except for Conway, Del Genio Gries
& Co. LLC (the "FINANCIAL ADVISOR"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to Buyers, Parent and Merger Sub a complete and correct copy of all agreements between the Company and the Financial Advisor under which the Financial Advisor would be entitled to any payment relating to the Merger and any other transactions contemplated hereby.

                  Section 3.15 CERTAIN STATUTES. The Board of Directors of the Company has taken all appropriate and necessary actions to ensure that the restrictions on "business combinations" in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

                  Section 3.16 INFORMATION. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the Company Stockholders Meeting (as defined in Section 5.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement, amendment thereof or supplement thereto, or necessary in order to make the statements in that Proxy Statement, amendment thereof or supplement thereto, in light of the circumstances under which they are made, not misleading. The Proxy Statement and amendments thereof or supplements thereto, if any, will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF BUYERS, PARENT AND MERGER SUB

                  Each of Buyers, Parent and Merger Sub, as the case may be, represents and warrants to the Company that:

                  Section 4.1 ORGANIZATION. Each of Buyers, Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  Section 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete copies of the certificate of incorporation and by-laws of Merger Sub (collectively, the "MERGER SUB CHARTER DOCUMENTS") and the organizational documents of Parent (collectively, the "PARENT CHARTER DOCUMENTS") have been made available to the Company. The Merger Sub is not in violation of any of the provisions of Merger Sub

Charter Documents. The Parent is not in violation of any of the provisions of Parent Charter Documents.

                  Section 4.3 CAPITALIZATION OF MERGER SUB. Parent owns, directly or indirectly, all of the outstanding capital stock of Merger Sub. Other than the shares of Merger Sub Common Stock outstanding on the date hereof, Merger Sub has no capital stock, options, warrants or other securities of any type outstanding on the date hereof.

                  Section 4.4 AUTHORITY. Each of Buyers, Parent and Merger Sub has all necessary partnership, limited liability company and corporate power, as the case may be, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of Buyers, Parent and Merger Sub and the consummation by each of Buyers, Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary partnership, limited liability company and corporate action, as the case may be, and no other company proceedings on the part of Buyers, Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by each of Buyers, Parent and Merger Sub and constitutes a legal, valid and binding obligation of each of Buyers, Parent and Merger Sub, enforceable against each of Buyers, Parent and Merger Sub in accordance with its terms.

                  Section 4.5 NO CONFLICT. The execution and delivery of this Agreement by Buyers, Parent and Merger Sub do not, and the performance of this Agreement by each of Buyers, Parent and Merger Sub will not:

                          (a)     conflict with or violate any provision of any
Merger Sub Charter Document, Parent Charter Document or the partnership agreements of Buyers;

                          (b)     assuming that all consents, approvals,
authorizations and other actions described in Section 4.6 have been obtained and all filings and obligations described in Section 4.6 have been made, conflict with or violate any Law applicable to Buyers, Parent or Merger Sub or by which any property or asset of Buyers, Parent or Merger Sub is or may be bound or affected; or

                          (c)     result in any breach of or constitute a
default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Buyers, Parent or Merger Sub under any Contract to which Buyers, Parent or Merger Sub is a party or by which any of them or their assets or properties is or may be bound or affected except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

                  Section 4.6 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Buyers, Parent and Merger Sub do not, and the performance of this Agreement by Buyers, Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except (i) for applicable filings required pursuant to the Exchange Act, Securities Act, and applicable state securities or Blue Sky Laws, if any, (ii) the filing of the Certificate of Merger as required by the DGCL and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

                  Section 4.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Buyers, Parent or Merger Sub.

                  Section 4.8 INFORMATION. None of the information to be supplied by Buyers, Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement, amendment thereof or supplement thereto, or necessary in order to make the statements in that Proxy Statement, amendment thereof or supplement thereto, in light of the circumstances under which they are made, not misleading.

                  Section 4.9 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any business activities or conducted any operations, and Merger Sub does not have any liabilities, other than in connection with the transactions contemplated by this Agreement.

                  Section 4.10 FINANCING. Buyers have, or will have as of the Closing Date, funded Parent, and Parent will have funded Merger Sub with cash in the form of a contribution to capital in an amount equal to the product of (a) the Merger Consideration and (b) the number of issued and outstanding Common Shares other than Treasury Shares and Parent-Owned Shares.


                                   ARTICLE V

                                    COVENANTS

                  Section 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written consent of Buyers, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and the Company Subsidiaries.

                  Section 5.2 CERTAIN INTERIM OPERATIONS. Buyers, Parent and Merger Sub covenant and agree that, except as contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Company, Buyers will cause Merger Sub not to do any business other than with respect to, or in connection with, this Agreement and the transactions contemplated hereby. The Parent, Merger Sub and Buyers shall not purchase or contract to purchase any Common Shares other than as contemplated in the fifth Whereas clause to this Agreement without the consent of the Special Committee and the Company.

                  Section 5.3 OTHER ACTIONS. During the period from the date hereof to the Effective Time, the Company and Buyers shall not, and Buyers shall not permit Parent or the Merger Sub to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

                  Section 5.4 NOTIFICATION OF CERTAIN MATTERS. Buyers, Parent and Merger Sub and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Buyers, Parent or Merger Sub, a Buyer Material Adverse Effect; and, in the case of the Company, a Company Material Adverse Effect, (b) any failure of the Company, Buyers, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement; provided, however, that in the case of (a) or (b), no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  Section 5.5     PROXY STATEMENT.

                          (a)     As promptly as practicable after the execution
of this Agreement, the Company shall prepare a proxy statement or information statement, as appropriate, of the Company relating to the meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") to be held to consider adoption of this Agreement (together with any amendments thereto, the "PROXY STATEMENT"). Such meeting may be a special meeting or combined with the Company's annual meeting with respect to the Company's fiscal year ended December 30, 2000. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of NASDAQ and (iv) the DGCL. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to NASDAQ. Buyers shall furnish all information concerning Parent, Merger Sub and Buyers as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Company shall prepare and file the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement declared effective by the SEC as promptly as practicable. As promptly as practicable after the date hereof, the Proxy Statement will be mailed to the stockholders of the Company; PROVIDED, HOWEVER, that the Proxy Statement shall not be distributed, and no amendment or supplement thereto shall be made by the Company, without the prior consent of Buyers and their counsel.

                          (b)     The Proxy Statement shall include the
unanimous and unconditional recommendation of the Board of Directors of the Company and of the Special Committee to the stockholders of the Company that they vote in favor of the adoption of this Agreement; PROVIDED, HOWEVER, that the Special Committee may, at any time prior to the Closing Date, to the extent permitted by Section 5.8, withdraw, modify or change any such recommendation if the Special Committee determines in good faith that failure to so withdraw, modify or change its recommendation would be inconsistent with the Special Committee's fiduciary duties to the Company's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel.

                          (c)     No amendment of or supplement to the Proxy
Statement will be made without the approval of Buyers and the Company, which approval shall not be unreasonably withheld or delayed. Each of Buyers and the Company will advise the other, promptly after it receives notice thereof, of the issuance of any stop order or of any request by the SEC or NASDAQ for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                          (d)     The information supplied by the Company for
inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) are first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fails to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall promptly inform Buyers.

                          (e)     The information supplied by Buyers for
inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment of or supplement to the Proxy Statement) is first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Buyers, Parent or Merger Sub, or their respective officers or directors, should be discovered by Buyers that should be set forth in an amendment of or a supplement to the Proxy Statement, Buyers shall promptly inform the Company.

                  Section 5.6 STOCKHOLDERS' MEETING. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders, proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                  Section 5.7 ACCESS TO INFORMATION. Except as required under and subject to the provisions of any confidentiality agreement or similar agreement or arrangement to which Buyers or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self-regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Buyers shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  Section 5.8     NO SOLICITATION.

                          (a)     The Company agrees that, prior to the
Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of their Representatives, directly or indirectly, to solicit, initiate or encourage any discussions or inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or acquisition of 10% or more of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (a "TAKEOVER PROPOSAL") or negotiate, explore or otherwise engage in substantive discussions with any Person (other than Buyers) with respect to any Takeover Proposal (it being understood that the passive receipt of communications from third parties shall not be deemed participation in discussions or negotiations) or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger; PROVIDED, HOWEVER, that if the Board of Directors of the Company and the Special Committee determine in good faith, after consultation with independent outside legal counsel, that prior to obtaining the Requisite Company Vote, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, prior to obtaining the Requisite Company Vote, in response to a Takeover Proposal, which proposal is supported by fully committed financing, was not solicited by it and which did not otherwise result from a breach of this Section 5.8, and subject to providing prior written notice of its decision to take such action to Buyers and compliance with the other requirements of this Section 5.8, (i) furnish information with respect to the Company and the Company Subsidiaries to any Person making such Takeover Proposal pursuant to a customary confidentiality agreement (as determined in good faith by the Company based on the advice of its independent outside legal counsel) and (ii) participate in discussions or negotiations regarding such Takeover Proposal.

                          (b)     Except in connection with a Superior Proposal,
provided that there has been no violation of this Section 5.8, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyers, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement.

                          (c)     The Company shall promptly advise Buyers
orally and in writing of any request for information of the type referred to in
Section 5.8(a) or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Buyers informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                          (d)     Nothing contained in this Section 5.8 shall
prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent outside legal counsel and based as to legal matters on the written advice of the Company's independent outside legal consent, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as contemplated by Section 5.8(b), neither the Company nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Offer or Merger, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                  Section 5.9     DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                          (a)     The Surviving Corporation shall, to the
fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of such individuals' services as directors, officers or employees of the Company or any of its subsidiaries (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable Contract as in effect on the date hereof.

                          (b)     The Surviving Corporation will maintain, for
a period of not less than six years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company for the Company's directors and officers as of the date prior to the date of this Agreement and as of the date hereof directors and officers for events occurring at or prior to the Effective Time (the "D&O INSURANCE"); PROVIDED that the Surviving Corporation may substitute therefor policies that are no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                          (c)     This Section shall survive the consummation
of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  Section 5.10 CONSENTS; FILINGS; FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Buyers or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) obtain all consents, amendments to or waivers under the terms of any Contracts required by the transactions contemplated by this Agreement, and (iv) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any applicable state securities laws or Blue Sky Laws, (B) the DGCL, (C) any other applicable Law and (D) the rules and regulations of NASDAQ. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                  Section 5.11 PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Company and Buyers shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  Section 5.12 EXPENSES. All expenses incurred by the parties hereto in connection with this Agreement and the Merger and the other transactions contemplated hereby, whether or not the Merger or any of such other transactions are consummated, shall be paid by the party incurring such expense; provided, however, that the Company shall pay all expenses of the Buyers if the Merger is consummated.

                  Section 5.13 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Company and Buyers and its respective board of directors or similar body shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.


                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                          (a)     The Company shall have received the Requisite
Company Vote; and

                          (b)     No court or Governmental Entity of competent
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.

                  Section 6.2     CONDITIONS TO OBLIGATION OF BUYERS, PARENT
AND THE MERGER SUB. The obligation of Buyers, Parent and the Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                          (a)     The Company shall have performed in all
material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

                          (b)     The representations and warranties of the
Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date); and

                          (c)     Buyers shall have received a certificate
signed by an executive officer of the Company to the effect of Sections 6.2(a) and (b).

                  Section 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                          (a)     Buyers, Parent and the Merger Sub shall have
performed in all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Effective Time;

                          (b)     The representations and warranties of Buyers,
Parent and the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date); and

                          (c)     The Company shall have received a certificate
signed by the general partner of each Buyer to the effect of Sections 6.3(a) and
(b).

                                  ARTICLE VII

                                   TERMINATION

                  Section 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Requisite Company Vote, as follows:

                          (a)     by mutual written consent of Buyers and the
Company;

                          (b)     by either Buyers or the Company if:

                                  (i) the Merger has not been consummated on or
         before July 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                                  (ii) a statute, rule, regulation or executive
         order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or

                                  (iii) an order, decree, ruling or injunction
         shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable;

                          (c)     by Buyers, if the Board of Directors of the
Company, with the concurrence of the Special Committee, or the Special Committee shall have (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Buyers, its approval of this Agreement or recommendation to the Company's stockholders, (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, (iii) caused the Company to enter into any agreement with respect to any Superior Proposal, in each case in accordance with Section 5.8 of this Agreement, or (iv) the Board, the Special Committee or any other committee thereof shall have resolved to take any of the foregoing actions;

                          (d)     by the Company, if the Company receives a
Superior Proposal and the Board of Directors of the Company or the Special Committee, based on the advice of independent outside legal counsel, determines in good faith that such action is necessary for the Board of Directors or the Special Committee to avoid breaching its fiduciary duties to the Company's stockholders under applicable law; or

                          (e)     by Buyers or the Company, if the Requisite
Company Vote has not been obtained at the relevant stockholders' meeting or completion of the consent solicitation process, as applicable.

                  Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.11 and 5.12 and Article VIII), and there shall be no other liability on the part of Buyers, Parent, Merger Sub or the Company, except liability, if any, for a breach of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1     DEFINED TERMS.

                  "ACQUISITION AGREEMENT" shall mean any letter of intent, agreement in principle, acquisition agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

                  "AFFILIATE," as applied to any Person, shall mean any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "BUYER MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition, prospects or condition (financial or otherwise) of Buyers, Parent or Merger Sub that is or could reasonably be expected to be materially adverse to the Buyers, Parent and Merger Sub, taken as a whole, or that could reasonably be expected to materially impair the ability of Buyers to perform their obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  "CLAIMS" shall mean any suit, claim, action, proceeding or investigation.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition or condition (financial or otherwise) of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  "CONTRACT" shall mean any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation.

                  "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  "ENVIRONMENTAL CLAIMS" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any Company Subsidiary, as the case may be, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any Company Subsidiary, or the operations or property of any predecessor of the Company or any Company Subsidiary is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Entity or any other person.

                  "GAAP" shall mean United States generally accepted accounting principles, as currently in effect.

                  "GOVERNMENTAL ENTITY" shall mean any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity.

                  "INCLUDING" shall mean, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                  "INDEBTEDNESS" shall mean (i) indebtedness of or any obligation of the Company and Company Subsidiaries for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all lease obligations of the Company and Company Subsidiaries, (iii) any payment obligations of the Company or Company Subsidiaries in respect of banker's acceptances or letters of credit and (iv) any present, future or contingent obligations of the Company or Company Subsidiaries.

                  "KNOWLEDGE," shall mean, as applied to the Company, the actual knowledge of the directors and executive officers of the Company.

                  "LAW" shall mean foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree.

                  "LIENS" shall mean any mortgage, security interest, lien, encumbrance, claim, pledge, option, right of first refusal, agreement or limitation of any kind on the Company's or Company Subsidiary's voting rights, charges and other encumbrances or any nature whatsoever.

                  "NASDAQ" shall mean either the Nasdaq National Market System or Nasdaq Small Cap Market.

                  "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "SAFETY AND ENVIRONMENTAL LAWS" means all federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes.

                  "SUBSIDIARY" or "SUBSIDIARIES" shall mean, with respect to Buyers, the Company or any other Person, any entity of which any of Buyers, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

                  "SUPERIOR PROPOSAL" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, at least all of the shares of the Company's capital stock then outstanding that are not owned by Buyers, Parent or their respective affiliates or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company and the Special Committee determine in their good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

                  "TAKEOVER STATUTE" shall mean a "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation.

                  "TAXES" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs, assessments, or governmental charges of any nature whatsoever.

                  Section 8.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall not survive the Closing. Each party agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's

Representatives of any documentation or other information with respect to any one or more of the foregoing.

                  Section 8.3     VENUE; WAIVER OF JURY TRIAL.

                          (a)     THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN
AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

                          (b)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

                  Section 8.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                                 If to Buyers, Parent or Merger Sub:

                                 Three Cities Research, Inc.
                                 650 Madison Avenue
                                 New York, New York  10022
                                 Attention:   Willem F. P. de Vogel
                                 Telephone:  (212) 838-9660
                                 Facsimile:   (212) 980-1142

                                 with copies to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064
                                 Attention:  Mark A. Underberg, Esq.
                                 Telephone:  (212) 373-3000
                                 Facsimile:   (212) 757-3990

                                 If to the Company:

                                 The Leslie Fay Company, Inc.
                                 1412 Broadway
                                 New York, New York  10018
                                 Attention: John J. Pomerantz
                                 Telephone:  (212) 221-4141
                                 Facsimile:   (212) 221-4287

                                 with copies to:

                                 Jenkens & Gilchrist Parker Chapin LLP
                                 The Chrysler Building
                                 405 Lexington Avenue
                                 New York, NY  10174
                                 Attention: Michael J. Shef, Esq.
                                 Telephone: (212) 704-6140
                                 Facsimile:  (212) 704-6288

                                 and

                                  Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, NY 10153
                                  Attention:  Stephen Jacobs, Esq.
                                  Telephone: (212) 310-8000
                                  Facsimile:  (212) 310-8007

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  Section 8.5 ENTIRE AGREEMENT. This Agreement (including any exhibits and annexes to this Agreement) and the Company Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                  Section 8.6 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 5.9, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

                  Section 8.7 OBLIGATIONS OF BUYERS AND OF THE COMPANY. Whenever this Agreement requires Parent or Merger Sub to take any action, that requirement shall be deemed to include an undertaking on the part of Buyers to cause Parent or Merger Sub to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action.

                  Section 8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  Section 8.9 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated.

                  Section 8.10 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that Buyers, Parent or Merger Sub may designate, by written notice to the Company, another subsidiary that is wholly owned directly or indirectly either by Buyers or Parent or that is owned directly or indirectly jointly by Buyers or Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

                  Section 8.11 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

                  Section 8.12 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. At any time prior to the Effective Time and subject to applicable Law, this Agreement may be amended, superseded, canceled, modified, renewed or extended, and the terms hereof may be waived, only by a written agreement signed by each of the parties, with the consent of the Special Committee, or, in the case of a waiver, by the party waiving compliance, with the consent of the Special Committee, if applicable. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at Law or in equity.

                  Section 8.13 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively.

                  Section 8.14 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  Section 8.15 FURTHER ASSURANCES. Each of the parties agree to execute any and all documents and take any and actions as may be reasonably required or necessary to carry out the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              THE LESLIE FAY COMPANY, INC.


                              By:           /s/ John J. Pomerantz
                                  ------------------------------------------
                                  Name:   John J. Pomerantz
                                  Title:  Chairman of the Board of Directors



                              THREE CITIES FUND II, L.P.

                              By:  TCR Associates, L.P.,
                                   its General Partner

                                   By:      /s/ Willem F. P. De Vogel
                                       -------------------------------------
                                       Name:  Willem F. P. de Vogel
                                       Title: General Partner



                              LF ACQUISITION, LLC


                              By:           /s/ W. Robert Wright
                                   -----------------------------------------
                                   Name:  W. Robert Wright
                                   Title: President



                              LF MERGER CO.


                              By:           /s/ W. Robert Wright
                                   -----------------------------------------
                                   Name:  W. Robert Wright
                                   Title: President